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                                                                       EXHIBIT 5

               [LETTERHEAD OF MILLER & MARTIN, LLP APPEARS HERE]




                                 March 1, 2000




Community Trust Financial Services Corporation
3844 Atlanta Highway
P.O. Box 1700
Hiram, Georgia 30141

     Re:  Community Trust Financial Services Corporation Dividend
          Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

     This opinion is given in connection with the filing by Community Trust Financial Services Corporation, a corporation organized under the laws of the State of Georgia (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the registration of 400,000 shares of $2.50 par value Common Stock of the Company ("Company Common Stock") which may be issued under the Community Trust Financial Services Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     In rendering this opinion, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for the opinion set forth herein, including the Articles of Incorporation and Bylaws of the Company and certain resolutions of the Board of Directors of the Company relating to the Plan.

     Based on the foregoing, it is our opinion that the shares of Company Common Stock to be issued in accordance with the terms of the Plan, upon receipt in full by the Company of the consideration prescribed for each share pursuant to the Plan, will be duly authorized, validly issued, fully paid and nonassessable under the Georgia Business Corporation Code in effect on this date.
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Community Trust Financial Services Corporation
March 1, 2000


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                              Sincerely,

                              MILLER & MARTIN LLP



                              /s/ T. Kennerly Carroll, Jr.
                              ----------------------------------------------
                              T. Kennerly Carroll, Jr.

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